Exhibit 99.1

FOR MORE INFORMATION:

Company Contact:

Vivian Lopez-Blanco, 954-384-0175, x-5020

Chief Financial Officer/Treasurer

vivian_lopezblanco@mednax.com

Investor Relations Contact:

Westwicke Partners

Charles Lynch, 443-213-0504

charles.lynch@westwicke.com

FOR IMMEDIATE RELEASE

MEDNAX Announces Two-for-One Stock Split

FORT LAUDERDALE, Fla., December 5, 2013 – MEDNAX, Inc. (NYSE: MD), the national medical group specializing in neonatal, maternal-fetal, pediatric cardiology, other pediatric subspecialties and anesthesia physician services, today announced that its Board of Directors authorized a two-for-one split of MEDNAX’s common stock. Shareholders of record on the effective date of December 19, 2013 will receive one additional share of MEDNAX common stock for each share of MEDNAX common stock then held, without any further action on the part of MEDNAX’s shareholders. Shareholders do not need to exchange existing stock certificates and will receive additional shares as a result of the stock split through the Direct Registration System on December 20, 2013.

In order to complete the stock split, MEDNAX’s Board of Directors has also authorized the amendment of the Company’s Articles of Incorporation to increase the number of authorized shares of common stock from 100 million to 200 million.

“We are proud of the value MEDNAX has delivered to our shareholders over the long-term. This stock split is the result of the Company’s strong financial and stock price performance and reflects our continued confidence in MEDNAX’s long-term growth opportunities, as well as our ongoing determination to continue building long-term shareholder value,” said Roger J. Medel, M.D., Chief Executive Officer of MEDNAX. Prior to this action, the most recent MEDNAX stock split occurred in 2006.

The Company’s common stock trades on the New York Stock Exchange under the symbol MD and is expected to trade on a post-split basis at the opening of trading on December 20, 2013. Upon completion of the stock split, MEDNAX will have approximately 101 million shares of common stock outstanding.

ABOUT MEDNAX

MEDNAX, Inc. is a national medical group comprised of the nation’s leading providers of neonatal, maternal-fetal and pediatric physician subspecialty services as well as anesthesia services. Physicians and advanced practitioners practicing as part of MEDNAX are reshaping the delivery of care within their specialties and subspecialties, using evidence-based tools, continuous quality initiatives and clinical research to enhance patient outcomes and provide high-quality, cost-effective care. Pediatrix Medical Group, a unit of MEDNAX, was founded in 1979 and now includes neonatal physicians who provide services at more than 330 neonatal intensive care units, who collaborate with affiliated maternal-fetal medicine, pediatric cardiology and pediatric critical care physician subspecialists to provide a clinical care continuum. Pediatrix is also the nation’s largest provider of newborn hearing screens. In 2007, MEDNAX expanded into anesthesia services. Today, American Anesthesiology includes more than 1,700 anesthesiologists and advanced practitioners who provide anesthesia care to patients in connection with surgical and other procedures as well as pain management. MEDNAX, through its affiliated professional corporations, employs more than 2,200 physicians in 34 states and Puerto Rico. Additional information is available at www.mednax.com.

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Certain statements and information in this press release may be deemed to contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements may include, but are not limited to, statements relating to our objectives, plans and strategies, and all statements, other than statements of historical facts, that address activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future. These statements are often characterized by terminology such as “believe”, “hope”, “may”, “anticipate”, “should”, “intend”, “plan”, “will”, “expect”, “estimate”, “project”, “positioned”, “strategy” and similar expressions, and are based on assumptions and assessments made by MEDNAX’s management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate. Any forward-looking statements in this press release are made as of the date hereof, and MEDNAX undertakes no duty to update or revise any such statements, whether as a result of new information, future events or otherwise. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties. Important factors that could cause actual results, developments, and business decisions to differ materially from forward-looking statements are described in MEDNAX’s most recent Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q, including the sections entitled “Risk Factors”, as well MEDNAX’s current reports on Form 8-K, filed with the Securities and Exchange Commission.

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